Financial News Release

CONTACTS:
Danny Herron	Annie Leschin/Vanessa Lehr
Advanced Energy Industries, Inc.	Advanced Energy Industries, Inc.
970.407.6570	970.407.6555
danny.herron@aei.com	ir@aei.com

ADVANCED ENERGY ANNOUNCES FOURTH QUARTER RESULTS

•	Revenue of $113 million

•	Non-GAAP EPS of $0.16 per diluted share

•	Generated $19 million in cash during the fourth quarter

•	Generated $111 million in cash during fiscal 2012
Fort Collins, Colo., February 4, 2013 - Advanced Energy Industries, Inc. (Nasdaq: AEIS) today announced financial results for the fourth quarter ended December 31, 2012. The company posted fourth quarter sales of $113.0 million compared to $117.5 million in the third quarter of 2012 and $112.5 million in the fourth quarter of 2011. Income from continuing operations was $4.9 million or $0.13 per diluted share. On a non-GAAP basis, income from continuing operations was $6.2 million or $0.16 per diluted share. The non-GAAP measures exclude a $2.0 million restructuring charge taken in the fourth quarter. A reconciliation of non-GAAP income from continuing operations and earnings per share is provided in the tables below. The company ended the quarter with $172.2 million in cash and marketable securities, having generated $110.8 million of cash during 2012.
“With the majority of our restructuring efforts successfully implemented and a strong financial and operational platform in place, we begin the year focused on driving revenue growth,” said Garry Rogerson, CEO. “Demand for our large scale inverters in the North American market remains strong, and we continue to look at expansion opportunities. In our Thin Films business, we are beginning to see signs that point to recovery in some of our markets as the year progresses. Together, these market conditions position us well for 2014, as we remain committed to our 2014 aspirational goals and actively pursue both organic and inorganic opportunities.”
Thin Films Business Unit
Thin Films sales decreased 6.1% to $53.3 million in the fourth quarter of 2012 from $56.8 million in the third quarter of 2012, and 2.0% from $54.4 million in the fourth quarter of 2011. Sales to the semiconductor market remained flat in the fourth quarter, while declines in the industrial and service markets offset the increases in flat panel display and solar panel equipment markets.

Solar Energy Business Unit
Solar Energy sales were $59.6 million in the fourth quarter of 2012, a decrease of 1.8% from $60.7 million in the third quarter of 2012, and an increase of 2.6% from $58.1 million in the fourth quarter of 2011. Demand for our products in the North American market remained solid despite the absence of year-end tax credits and incentives.
Income from Continuing Operations
Income from continuing operations for the fourth quarter was $4.9 million or $0.13 per diluted share, compared to income from continuing operations of $5.7 million or $0.15 per diluted share in the third quarter of 2012, and loss from continuing operations of $2.6 million or $0.06 per diluted share in the same period last year. On a non-GAAP basis, excluding the impact of the $2.0 million restructuring charge, income from continuing operations was $6.2 million or $0.16 per diluted share, down from $7.6 million or $0.20 per diluted share in the third quarter of 2012.
Restructuring Charge
The company incurred a $2.0 million charge this quarter related to the restructuring plan that was announced on September 28, 2011. During the quarter the company consolidated certain facilities and centralized other activities.
Over time, existing cost savings along with other manufacturing cost savings initiatives and cost of goods improvements are currently expected to deliver annual savings of approximately $55 million by the end of 2014.
First Quarter 2013 Guidance
The company anticipates first quarter 2013 results from continuing operations to be within the following ranges:

•	Sales of $105 million to $115 million

•	Non-GAAP per share earnings of $0.14 to $0.18
Fourth Quarter 2012 Conference Call
Management will host a conference call tomorrow, Tuesday, February 5, 2013, at 8:30 a.m. Eastern Time to discuss Advanced Energy's financial results. Domestic callers may access this conference call by dialing 800-591-6930. International callers may access the call by dialing 617-614-4908. Participants will need to provide conference pass code 45866756. For a replay of this teleconference, please call 888-286-8010 or 617-801-6888, and enter the pass code 87376844. The replay will be available for two weeks following the conference call. A webcast will also be available on the Investor Relations web page at http://ir.advanced-energy.com.
About Advanced Energy
Advanced Energy (Nasdaq: AEIS) is a global leader in innovative power and control technologies for high-growth, thin-film manufacturing and solar-power generation. Advanced Energy is headquartered in Fort Collins, Colorado, with dedicated support and service locations around the world. For more information, go to www.advanced-energy.com.
This release includes GAAP and non-GAAP operating income and per share earnings data. These non-GAAP measures are not in accordance with, or an alternative for, similar measures calculated under generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Advanced Energy believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. Additionally, the company believes that these non-GAAP measures, in combination with its financial results calculated in accordance with GAAP, provides investors with additional perspective. While some of these excluded items may be incurred and reflected in the company's GAAP financial results in the foreseeable future, the company believes that the items excluded from certain non-GAAP measures do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred. The use of non-GAAP measures has limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with GAAP and these measures should only be used to evaluate the company's results of operations in conjunction with the corresponding GAAP measures.
For additional information on the items excluded from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.
Forward-Looking Statements
The company's expectations with respect to guidance to financial results for the first quarter ending March 31, 2013, anticipated cost savings, market performance, future charges and other statements that are not historical information are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to: the effects of global macroeconomic conditions upon demand for our products, the volatility and cyclicality of the industries the company serves, particularly the semiconductor industry, the continuation of RPS (renewable portfolio standards), the timing and availability of incentives and grant programs in North America and Europe related to the renewable energy market, renewable energy project delays resulting from solar panel price declines and increased competition in the solar inverter equipment market, the timing of orders received from customers, the company's ability to realize benefits from cost improvement efforts including avoided costs, any restructuring plans and any inorganic growth, the ability to obtain materials and manufacture products, and unanticipated changes to management's estimates, reserves or allowances. These and other risks are described in Advanced Energy's Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission. These reports and statements are available on the SEC's website at www.sec.gov. Copies may also be obtained from Advanced Energy's website at www.advancedenergy.com or by contacting Advanced Energy's investor relations at 970-407-6555. Forward-

looking statements are made and based on information available to the company on the date of this press release. The company assumes no obligation to update the information in this press release.

###

ADVANCED ENERGY INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2012	2011	2012	2012	2011

SALES	$112,971	$112,495	$117,515	$451,931	$516,799
COST OF SALES	74,425	73,607	71,788	284,185	311,642
GROSS PROFIT	38,546	38,888	45,727	167,746	205,157
	34.1%	34.6%	38.9%	37.1%	39.7%
OPERATING EXPENSES:
Research and Development	13,895	14,393	14,564	58,076	64,984
Selling, general, and administrative	15,556	22,343	16,806	69,127	79,722
Restructuring charges	2,039	4,229	3,003	7,473	7,348
Amortization of intangible assets	1,557	1,021	1,416	5,696	3,852
Total operating expenses	33,047	41,986	35,789	140,372	155,906

Operating income (loss)	5,499	(3,098)	9,938	27,374	49,251

Other income, net	181	721	65	2,432	1,217
Income (loss) from continuing operations before income taxes	5,680	(2,377)	10,003	29,806	50,468
Provision for income taxes	806	218	4,268	9,630	13,614
INCOME (LOSS) FROM CONTINUING OPERATIONS, NET OF INCOME TAXES	4,874	(2,595)	5,735	20,176	36,854

Income (loss) from discontinued operations, net of income taxes	(25)	(175)	—	405	(540)

NET INCOME (LOSS)	$4,849	$(2,770)	$5,735	$20,581	$36,314

Basic weighted-average common shares outstanding	37,955	43,465	37,807	38,879	43,465
Diluted weighted-average common shares outstanding	38,484	43,954	38,330	39,447	43,954

EARNINGS PER SHARE:
CONTINUING OPERATIONS:
BASIC EARNINGS (LOSS) PER SHARE	$0.13	$(0.06)	$0.15	$0.52	$0.85
DILUTED EARNINGS (LOSS) PER SHARE	$0.13	$(0.06)	$0.15	$0.51	$0.84

DISCONTINUED OPERATIONS:
BASIC EARNINGS (LOSS) PER SHARE	$0.00	$0.00	$0.00	$0.01	$(0.01)
DILUTED EARNINGS (LOSS) PER SHARE	$0.00	$0.00	$0.00	$0.01	$(0.01)

NET INCOME:
BASIC EARNINGS (LOSS) PER SHARE	$0.13	$(0.06)	$0.15	$0.53	$0.84
DILUTED EARNINGS (LOSS) PER SHARE	$0.13	$(0.06)	$0.15	$0.52	$0.83

ADVANCED ENERGY INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2012	2011 *
ASSETS	UNAUDITED

Current Assets:
Cash and cash equivalents	$146,564	$117,639
Marketable securities	25,683	25,567
Accounts receivable, net	83,914	132,485
Inventories, net	81,482	80,283
Deferred income taxes	19,477	9,014
Income taxes receivable	4,315	13,826
Other current assets	9,075	11,672
Total current assets	370,510	390,486

Property and equipment, net	39,523	42,338

Deposits and other	7,529	8,959
Goodwill and intangibles, net	106,600	89,953
Deferred income tax assets	13,998	1,642
Total assets	$538,160	$533,378

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$41,044	$44,828
Other accrued expenses	47,602	46,416
Total current liabilities	88,646	91,244

Long-term liabilities	61,883	34,795

Total liabilities	150,529	126,039

Stockholders' equity	387,631	407,339
Total liabilities and stockholders' equity	$538,160	$533,378

* December 31, 2011 amounts are derived from the December 31, 2011 audited Consolidated Financial Statements.

ADVANCED ENERGY INDUSTRIES, INC.
SEGMENT INFORMATION (UNAUDITED)
(in thousands)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2012	2011	2012	2012	2011
SALES:
Thin Films	$53,322	$54,420	$56,780	$235,335	$328,614
Solar Energy	59,649	58,075	60,735	216,596	188,185
Total Sales	$112,971	$112,495	$117,515	$451,931	$516,799

OPERATING INCOME:
Thin Films	$4,691	$7,360	$6,065	$22,804	$68,241
Solar Energy	3,360	231	7,410	14,003	4,323
Total segment operating income	8,051	7,591	13,475	36,807	72,564
Corporate expenses	(513)	(6,460)	(534)	(1,960)	(15,965)
Restructuring charges	(2,039)	(4,229)	(3,003)	(7,473)	(7,348)
Other income, net	181	721	65	2,432	1,217
Income (loss) from continuing operations before income taxes	$5,680	$(2,377)	$10,003	$29,806	$50,468

ADVANCED ENERGY INDUSTRIES, INC.
SELECTED OTHER DATA (UNAUDITED)
(in thousands)

Reconciliation of Non-GAAP measure - income from continuing operations	Three Months Ended	Twelve Months Ended
	December 31,	December 31,
	2012	2012

Income from continuing operations, net of tax, as reported	$4,874	$20,176
Adjustments:
Restructuring charges, net of tax	1,367	4,778
Gain on sale of gas flow manufacturing assets, net of tax	$—	$(1,452)
Income from continuing operations, net of tax	$6,241	$23,502

Reconciliation of Non-GAAP measure - per share earnings from continuing operations	Three Months Ended	Twelve Months Ended
	December 31,	December 31,
	2012	2012

Diluted earnings per share from continuing operations, as reported	$0.13	$0.51
Adjustments:
per share impact of restructuring charges, net of tax	0.03	0.13
per share impact of gain on sale of gas flow manufacturing assets, net of tax	$—	$(0.04)
Per share earnings from continuing operations	$0.16	$0.60